UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Yorkville America Investment Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Re: YOUR INVESTMENT IN POINT BRIDGE AMERICA FIRST ETF (TICKER: MAGA) June 2, 2026 Dear Shareholder: We need your help. We recently mailed you a proxy package for the upcoming special meeting of the Point Bridge America First ETF scheduled to be held on June 17th .. As a shareholder, your proxy vote is very important to the outcome of this meeting and the business of the Fund. We are sending you this follow-up letter because our records indicate that as of the date above, your proxy voting instructions have not been recorded. Please help us by casting your vote today. The Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal, which is listed in both the proxy statement and on the enclosed proxy card(s). A copy of the proxy statement can be viewed at vote.proxyonline.com/PBA/docs/specialmeeting2026.pdf. Please help us proceed with the business of the Funds. Thank you for your attention to this important matter. Sincerely, Hal Lambert, CFA Founder & CEO, Point Bridge Capital Here are three convenient methods for voting your proxy: 1. Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card. 2. Vote Online. You may cast your vote online by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website. 3. Vote by Mail. You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the prepaid return envelope provided. obo MAGA IS TRYING TO REACH YOU!

Shareholder Services Re: YOUR INVESTMENT IN POINT BRIDGE AMERICA FIRST ETF (TICKER: MAGA) Dear Shareholder: We still need your help. We need to speak with you regarding an important matter. The call will only take a moment, and no confidential information is required. Please call toll-free at 1-866-356-7813 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or from 10:00am to 6:00pm ET on Saturday. Please contact us as soon as possible. Sincerely, Hal Lambert, CFA Founder & CEO, Point Bridge Capital INVESTOR PROFILE: Investor ID: XXXXXXXX Security ID: XXXXXXXX Shares owned: XXXXXXXXX Household ID: XXXXXXXX OFFICIAL BUSINESS_ This document relates to your investment in Point Bridge America First ETF. YOUR MAGA NEEDS YOUR HELP! Shareholder Name Address 1 Address 2 Address 3 City, State, Zip